Exhibit 10.15

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED SCHOOL BUS

HOLDINGS INC. PHANTOM AWARD PLAN

Dated as of September 21, 2014

Amendment made as of September 21, 2014 to the Amended and Restated Schools Bus Holdings Inc. Phantom Award Plan (the “Plan”).

WHEREAS, School Bus Holdings Inc. (“School Bus”) has maintained the Plan to motivate and retain certain individuals who are responsible for the attainment of the primary long-term performance goals of Traxis and its affiliates;

WHEREAS, pursuant to the Purchase Agreement by and between The Traxis Group B.V. (“Traxis”) and Hennessy Capital Acquisition Corp. (the “Purchaser”) relating to the purchase of capital stock of School Bus dated as of the date hereof (the “Purchase Agreement”), the Purchaser acquired from the Traxis all of the outstanding shares of capital stock of School Bus effective as of the Closing (as defined in the Purchase Agreement);

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, effective as of the Closing, School Bus assigned to Traxis and Traxis assumed the Plan, the award agreements and all liabilities which are related to the Plan or may arise thereunder; and

WHEREAS, Traxis and School Bus each desire that Traxis will maintain the Plan on terms substantially similar to those currently in effect.

NOW, THEREFORE, pursuant to Section 13 of the Plan, the Plan is hereby amended, effective as of the Closing, to provide as follows:

1. The name of the Plan shall be changed to “Amended and Restated The Traxis Group B.V. Phantom Award Plan.” The phrase “the School Bus Holdings Inc. Phantom Award Plan” in Section 1 of the Plan and “this Amended and Restated School Bus Holdings Inc. Phantom Award Plan” in Section 2 shall each be deleted and replaced with the phrase “The Traxis Group B.V. Phantom Award Plan”.

2. The definition of “Board” set forth in Section 2 of the Plan shall be amended to read in its entirety as follows:

““Board” shall mean the Board of Directors of The Traxis Group B.V.”

3. The definitions of “Cause”, “Employment Agreement” and “Participant”, each as set forth in Section 2 of the Plan and Sections 4, 9 and 10 of the Plan shall be amended by deleting each instance of the phrase “the Company or any of its Subsidiaries” and replacing each such instance with “The Traxis Group B.V., the Company or any of their Subsidiaries”.

4. The definition of “Change in Control” set forth in Section 2 of the Plan shall be amended by deleting the following:

“or the Investor Holders no longer have the right by ownership or agreement to designate a majority of the Board”

5. The definition of “Disability” set forth in Section 2 of the Plan shall be amended to replace the first reference to “Company” with “Administrator”.

6. The definition of “Investor Holders” set forth in Section 2 of the Plan shall be amended to replace “Bus America Holding BV” with “The Traxis Group B.V.”

7. Section 4 of the Plan shall be amended to insert the following sentence at the end thereof:

“No new Participants will be permitted after the Closing Date (as such term is defined in the Purchase Agreement).”

8. Section 6(d)(i) of the Plan shall be amended to read in its entirety as follows:

“(i) After the grant of Phantom Awards, a Participant shall be entitled to receive, as soon as practicable following the payment of Distributions to the Investor Holders, but in no event later than March 15 in the year following the year in which such Distributions were made, the Vested Distributions.”

9. Section 7(a)(ii) of the Plan shall be amended by deleting the phrase “Company may, in its sole discretion” and replacing it with the phrase “Administrator may, in the Administrator’s sole discretion”.

10. A new Section 7(c) shall be added to read in its entirety as follows:

“(c) Payments. All payments due hereunder shall be paid in accordance with the terms of the Plan and applicable Phantom Award Agreement, provided that in no event shall such payments be paid following March 15 in the year following the year in which such vested payments otherwise become due to the Participant.”

11. Section 11 of the Plan shall be amended by deleting the word “Company” and replacing it with the word “Administrator”.

12. Section 12 of the Plan shall be amended by replacing references to “the Company” with “The Traxis Group B.V.”

13. Section 13 of the Plan shall be amended by adding the following to the end of Section 13:

“It is the intention of the Administer that this Plan at all times be operated in accordance with the requirements of Section 409A of the Code, as amended, and any Treasury Regulations or other Treasury guidance issued thereunder (collectively, “Section 409A”), if applicable, and any provision contained herein shall be construed in a manner that is in compliance with Section 409A, if applicable. Payments provided herein are intended to be exempt from Section 409A to the maximum extent possible under the short-term deferrals exception described in Treasury regulation § 1.409A-1(b)(4). Each payment hereunder shall constitute a “separately identified” amount within the meaning of Treasury regulation § 1.409A-2(b)(2).”

14. Sections 14 through 17, and all references thereto, shall be renumbered as Sections 15 through 18, and a new Section 14 shall be added immediately after Section 13 as follows:

“14. Plan Obligations. Following the effective date of Amendment No. 1 to the Plan, The Traxis Group B.V. shall be responsible for all payments which shall be made under the Plan; provided that, in order to ease The Traxis Group B.V.’s administrative burdens under the Plan, the Company, upon reasonable request from The Traxis Group B.V. and to the extent permitted by applicable law, shall distribute cash from The Traxis Group B.V. to the Participants through the Company’s payroll, in accordance with the terms of the Plan, provided that prior to such payments being due, the Company receives from The Traxis Group B.V. (i) all amounts to be distributed to the Participants and (ii) all amounts attributable to the employment taxes related to such distributions (including the employer portion of all payroll taxes). For the avoidance of doubt, Participants are creditors of The Traxis Group B.V. and not of the Company.”

The Plan, except as otherwise set forth herein, shall remain in full force and effect in all other respects.